CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated July 14, 2008 on the financial statement of Meyers Aggressive Growth Fund, (the "Fund"), a series of the Meyers Investments Trust as of July 10, 2008 and for the periods indicated therein and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the Meyers Investments Trust Registration Statement on Form N-1A.

/s/ Sanville & Company

Abington, Pennsylvania

July 15, 2008